EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-204455, 333-126054, 333-46936 and 333-79643 on Form S-8 of our reports dated February 25, 2016, relating to the consolidated financial statements of Nautilus, Inc., and the effectiveness of Nautilus, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nautilus, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Portland, Oregon
February 25, 2016